For period ending  3/31/00
File number 811 -  5364

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77(C).       Matters submitted to a vote of security holders.

a.           Annual meeting of shareholders:  November 18, 1999

a.1          Trustees elected:
             Richard G. Capen, Jr., H. Frederick Christie, Don R.
             Conlan, Diane C. Creel, Martin Fenton, Leonard R.
             Fuller, Abner D. Goldstine, Paul G. Haaga, Jr.,
             Richard G. Newman, and Frank M. Sanchez.

a.2 Ratification or rejection of proposed changes to the Fund's investment restrictions:

             To amend the restriction regarding lending activities;

             Votes:                 Against                Abstain
             Affirmative            5,534,423              5,663,151
             89,693,425

(Broker Non-Votes:  29,442,777)

To eliminate the restriction regarding pledging assets;

             Votes:                 Against                Abstain
             Affirmative            6,367,864              5,813,661
             88,709,474

(Broker Non-Votes:  29,442,777)

To eliminate the restriction regarding affiliated ownership;

             Votes:                 Against                Abstain
             Affirmative            6,262,253              5,526,137
             88,605,605

(Broker Non-Votes:  29,442,777)

To eliminate the restriction regarding oil, gas, or mineral exploration;

             Votes:                 Against                Abstain
             Affirmative            6,259,257              5,526,137
             89,105,605

(Broker Non-Votes:  29,442,777)

To eliminate the restriction regarding investments in unseasoned issuers:

             Votes:                 Against                Abstain
             Affirmative            7,399,577              6,059,822
             87,431,600

(Broker Non-Votes:  29,442,777)

To reclassify the restriction regarding purchasing securities of other investment companies as a non-fundamental restriction:

             Votes:                 Against                Abstain
             Affirmative            4,957,929              6,071,833
             89,861,237

(Broker Non-Votes:  29,442,777)

a.3 Ratification or rejection of the election by the Board of Trustees of Deloitte & Touche LLP as the independent public accountant for the Fund:

             Votes:                 Against                Abstain
             Affirmative            1,195,535              3,877,572
             125,260,669


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